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                                                                   EXHIBIT 4(c)
                                 AMENDMENT NO. 2
                                       TO
                           LOAN AND SECURITY AGREEMENT
                          DATED AS OF SEPTEMBER 7, 1994


    THIS AMENDMENT NO. 2 dated as of May 10, 1995 (this "Amendment") is entered into among BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("BABC"), THE BANK OF NEW YORK COMMERCIAL CORPORATION, a New York corporation ("BNYCC"), THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national banking association ("Boatmen's") (BABC, BNYCC and Boatmen's and their respective successors and assigns being sometimes hereinafter referred to collectively as the "Lenders" and each of BABC, BNYCC and Boatmen's and its successors and assigns being sometimes hereinafter referred to individually as a "Lender"), BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as agent for the Lenders (in such capacity as agent, the "Agent"), LACLEDE STEEL COMPANY, a Delaware corporation (the "Parent"), and LACLEDE CHAIN MANUFACTURING COMPANY, a Delaware corporation ("Laclede Chain"), and LACLEDE MID AMERICA INC., an Indiana corporation ("Laclede Mid America") (the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to collectively as the "Borrowers" and each of the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to individually as a "Borrower").

                              W I T N E S S E T H:

    WHEREAS, the Borrowers, the Lenders and the Agent are parties to a certain Loan and Security Agreement dated as of September 7, 1994 (the "Loan Agreement"); and

    WHEREAS, the Loan Agreement was amended by Amendment No. 1 dated as of February 15, 1995 to Loan and Security Agreement dated as of September 7, 1994 (the Loan Agreement, as so amended, being hereinafter referred to as the "Amended Loan Agreement," capitalized terms used herein without definition having the meanings given such terms in the Amended Loan Agreement); and

    WHEREAS, the Borrowers, the Lenders and the Agent have agreed to further amend the Amended Loan Agreement on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

    Section 1.  Amendment of the Amended Loan Agreement.  Effective as of
May 10, 1995, subject to the fulfillment of the conditions precedent set forth in Section 2 below, the Amended Loan Agreement is hereby amended as follows:

         (a) Clause (c) of the definition of "Permitted Liens" contained in the Amended Loan Agreement is hereby deleted and the following is substituted therefor:

             (c) Liens upon Equipment granted in connection with the acquisition of such Equipment by the applicable Borrower after the Closing Date (including, without limitation, pursuant to Capital Leases), provided that (i) except with respect to expenditures in connection with (A) the implementation of a new ladle furnace and related melt shop and rolling mill Equipment for the Parent's
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         Alton steel mill plant located in Alton, Illinois, and (B) the improvements being undertaken by Laclede Mid America at its Fremont, Indiana plant to facilitate the production of high tensile oil tempered wire for cold wound suspension springs, the cost of each such acquisition constitutes a Capital Expenditure permitted by Section 8.22, (ii) the Debt incurred to finance each such acquisition is permitted by Section 8.13, and (iii) each such Lien attached only to the Equipment acquired with the Debt secured thereby;

         (b) SCHEDULE 5.3 is restated so that it shall henceforward read in its entirety as set forth on SCHEDULE 5.3 hereto.

         (c) Section 8.13 is amended by changing the period at the end of that section to a semicolon and inserting the following:

         and (h) Debt in a principal amount not to exceed $2,000,000 incurred to Nissho Iwai American Corporation, or one of its affiliates, incident to improvements being undertaken by Laclede Mid America at its Fremont, Indiana plant to facilitate the production of high tensile oil tempered wire for cold wound suspension springs, provided, that such Debt shall (i) have a final maturity not less than that of the Term Loans, (ii) have an average life of at least three years,
         (iii) contain covenants, including financing covenants, no more restrictive than those contained in this Agreement, and (iv) be incurred pursuant to documentation in form and substance otherwise satisfactory to the Majority Lenders.

         Section 2. Conditions to Amendment. This Amendment shall become effective upon the receipt by the Agent, by facsimile transmission, of counterparts of this Amendment executed by each Borrower and each Lender, and the execution of this Amendment by the Agent.

         Section 3. Covenants. Each Borrower and each Lender shall furnish to the Agent, as soon as possible following the date of this Amendment, six (6) original counterparts of this Amendment, executed by such party.

         Section 4. Representations and Warranties. Each Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, (ii) the representations and warranties contained in the Amended Loan Agreement are correct in all material respects as though made on and as of the date of this Amendment, and (iii) no event of Default has occurred and is continuing.

         Section 5.  Reference to and Effect on the Amended Loan Agreement.

         (a) Upon the effectiveness of this Amendment, each reference in the Amended Loan Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Amended Loan Agreement, as amended hereby, and each reference to the Amended Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Amended Loan Agreement shall mean and be a reference to the Amended Loan Agreement, as amended hereby.




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         (b) Except as specifically amended above, the Amended Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Amended Loan Agreement, nor constitute a waiver of any provision of the Amended Loan Agreement, except as specifically set forth herein.

         Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Illinois.

         Section 8. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of May 10, 1995.

                                  LACLEDE STEEL COMPANY

                                  by  Michael H. Lane
                                      .........................................
                                      Vice President


                                  LACLEDE CHAIN MANUFACTURING COMPANY

                                  by  Michael H. Lane
                                      .........................................
                                      Vice President


                                  LACLEDE MID AMERICA INC.

                                  by  Michael H. Lane
                                      .........................................
                                      Vice President


                                  BANKAMERICA BUSINESS CREDIT, INC.,
                                  as the Agent

                                  by  Michael J. Jasaitis
                                      .........................................
                                      Vice President



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                                  BANKAMERICA BUSINESS CREDIT, INC.,
                                  as a Lender

                                  by  Michael J. Jasaitis
                                      .........................................
                                      Vice President


                                  THE BANK OF NEW YORK COMMERCIAL
                                  CORPORATION, as a Lender

                                  by  Robert V. Love
                                      .........................................
                                      Assistant Treasurer


                                  THE BOATMEN'S NATIONAL BANK OF
                                  ST. LOUIS, as a Lender

                                  by  Barbara F. Drago
                                      .........................................
                                      Vice President